EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of AxoGen, Inc. on Form S-3 (File Nos. 333-220770, 333-207829 and 333-195588) and Form S-8 (File Nos. 333-222019, 333-218290, 333-211660, 333-201238 and 333-177980) of our report dated February 28, 2018 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ LURIE, LLP

Minneapolis, Minnesota
February 28, 2018